Exhibit 107

Calculation of Filing Fee Tables
Form F-3
(Form Type)
Sol-Gel Technologies Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares
Fees to Be Paid	Other	Warrants
Fees to Be Paid	Other	Subscription Rights
Fees to Be Paid	Other	Units
Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o	)			$120,000,000	$0.0001531	$18,372

	Total Offering Amounts								$18,372
Total Fees Previously Paid
	Total Fee Offsets								$9,937.44(3)
	Net Fee Due								$8,834.56(3)

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $120,000,000. The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provides that so long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.  The aggregate maximum offering price of all securities issued pursuant to this registration statement (including newly listed securities and carry-forward securities) will not exceed $120,000,000.

(3)
The Registrant previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on April 7, 2022 (File No. 333-264190), which was declared effective on April 13, 2022 (the “2022 Registration Statement”), that registered an aggregate of $120,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time, of which $66,224,498 was carried over from the Registration Statement on Form F-3 originally filed with the Securities and Exchange Commission on March 28, 2019 (File No. 333-230564), which was declared effective on April 12, 2019 (the “2019 Registration Statement”) under Rule 415(a)(6). Of the $120,000,000 of securities registered on the 2022 Registration Statement, for which the Registrant paid a filing fee of $11,124 in connection therewith (including $8,026 for the carried over securities for which fees were originally paid at the time of the filing of the 2019 Registration Statement), $107,200,000 of the securities remain unsold, leaving $9,937.44 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the 2022 Registration Statement and, with respect to the carried over securities, on the filing date of the 2019 Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $9,937.44 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $8,834.56 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the 2022 Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Sol-Gel Technologies Ltd.	F-3	333-264190	April 7, 2022		$9,937.44	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$107,200,000
Fee Offset Sources	Sol-Gel Technologies Ltd.	F-3	333-264190		April 7, 2022						$9,937.44

(1) Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $9,937.44, which represents the portion of the registration fee previously paid with respect to $107,200,000 of unsold securities (the “Unsold Offset Securities”) previously registered on the 2022 Registration Statement. The offering of the Unsold Offset Securities pursuant to the 2022 Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.